UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): March 7, 2007

Rimage Corporation

(Exact name of Registrant as Specified in its Charter)

Minnesota

(State Or Other Jurisdiction Of Incorporation)

000-00619	41-1577970
(Commission File Number)	(I.R.S. Employer Identification No.)

7725 Washington Avenue South Minneapolis, MN	55439
(Address Of Principal Executive Offices)	(Zip Code)

(952) 944-8144

Registrant’s Telephone Number, Including Area Code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Items under Sections 1 through 4 and 6 though 8 are not applicable and therefore omitted.

ITEM 5.02            DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

2007 Base Salaries for Executive Officers

On March 7, 2007, the Compensation Committee of the Board of Directors of Rimage Corporation (the “Company”) approved, and the Board of Directors ratified, salaries for 2007 for the Company’s Chief Executive Officer, Bernard P. Aldrich, the Company’s Chief Financial Officer, Robert M. Wolf, and each of the other three most highly compensated executive officers of the Company for fiscal year 2006 (the “Executive Officers”). The following table summarizes the salaries for 2007 of the Executive Officers:

Executive Officer and Title	2007 Annual Base Salary
Bernard P. Aldrich, Chief Executive Officer	$340,000
Manuel M. Almeida Chief Operating Officer	$225,000
David Suden Chief Technical Officer	$265,000
Robert M. Wolf Chief Financial Officer	$190,000
Pamela Lampert Vice President Planning and Organization Development	$160,000

Executive Officer Participation in 2007 Incentive Plan

On February 20, 2007, the Compensation Committee established the 2007 Incentive Plan, a cash incentive compensation program for executive officers. On March 7, 2007, the Compensation Committee approved, and the Board of Directors ratified, the cash bonuses that Executive Officers may earn under the 2007 Incentive Plan based upon percentages of their respective salaries. The following table shows the bonus amounts as a percentage of salary that will be earned by the Executive Officers under the 2007 Incentive Plan upon the Company’s achievement of the minimum, target and maximum goals relating to sales and operating income. No bonus amounts will be earned by any Executive Officer in the event the minimum goals are not achieved.

Executive Officer and Title	Bonus Payout Under 2007 Incentive Plan As a Percentage of 2007 Base Salary
	Minimum Goals Achieved	Target Goals Achieved	Maximum Goals Achieved
Bernard P. Aldrich Chief Executive Officer	30%	60%	120%
Manuel M. Almeida Chief Operating Officer	25%	50%	100%
David J. Suden Chief Technical Officer	25%	50%	100%
Robert M. Wolf Chief Financial Officer	25%	50%	100%
Pamela V. Lampert Vice President Planning and Organization Development	20%	40%	80%

In connection with these determinations, the Board of Directors also changed Ms. Lampert’s title from “Vice President Human Resources” to “Vice President Planning and Organization Development.”

Amendment to Letter Agreement with Executive Officers

On March 7, 2007, the Board of Directors approved amendments to the Company’s letter agreement with Messrs. Aldrich, Almeida, Suden and Wolf and Ms. Lampert relating to severance and change of control benefits (the “Letter Agreement”). The Company first entered into the Letter Agreement with the certain of the Executive Officers on November 5, 2004. The Compensation Committee recommended the amendments to the Letter Agreement to the Board of Directors.

Prior to the amendments, the Letter Agreement provided that if a change in control occurs and within twelve months of the change of control an Executive Officer’s employment is terminated by the Company without cause or by the Executive Officer for good reason, all as defined in the Letter Agreement, the Company must pay such Executive Officer a cash severance payment equal to 200% of the sum of such Executive Officer’s annual base salary and target bonus in effect on such date (without giving effect to any reduction that results in the Executive Officer’s termination for good reason). In the case of either a termination by the Company without cause or termination of employment within twelve months of a change of control, as described above, the Company will pay a portion of the premiums for continued health, dental and group life insurance until the earlier of eighteen months from the date COBRA coverage begins or the date COBRA coverage otherwise terminates. Further, in the event that the vesting of options upon a change in control, together with all other benefits provided by the Letter Agreement, would result in all or a portion of such amount being subject to excise tax then the executive will be entitled to the greater of the full amount or such lesser amount that would result in no portion of the amount being subject to excise tax, taking into account the tax consequences of the benefits to the Executive Officer.

The amendments approved by the Compensation Committee: (a) reduce the cash severance payment to 100% of the sum of the Executive Officer’s annual base salary and target bonus in effect on such date (without giving effect to any reduction that results in the executive’s termination for good reason); (b) change the period during which the Company will pay the portion of the premiums for continued health, dental and group life insurance to the earlier of twelve months from the date COBRA coverage begins or the date COBRA coverage otherwise terminates; (c) provide that in the event the vesting of options, together with all other payments and the value of any benefit received or to be received by the Executive Officer would result in all or a portion of such amount being subject to excise tax, the Executive Officer is only entitled to an amount that would result in no portion of the amount being subject to excise tax; and (d) provide for an interest payment applied to any delayed payments required by Section 409A of the Internal Revenue Code.

The Company and each of Messrs. Aldrich, Almeida and Wolf and Ms. Lampert entered into an amended and restated form of the Letter Agreement, a form of which is attached hereto as Exhibit 10.1, which memorializes the amendments to the Letter Agreement.

ITEM 5.03            AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL YEAR.

On March 7, 2007, the Company’s Board of Directors approved amendments to Sections 5.01 and 5.03 of the Company’s Amended and Restated Bylaws to facilitate direct share registration of the Company’s common stock in response to recently adopted rules of the Nasdaq Stock Market requiring all traded stock be eligible for direct share registration. The Company’s Amended and Restated Bylaws, as amended by the Company’s Board of Directors on March 7, 2007, are attached as Exhibit 3.2.

ITEM 9.01           FINANCIAL STATEMENTS AND EXHIBITS.

Exhibit No.	Description
3.2	Restated and Amended Bylaws of Rimage Corporation, as amended through March 7, 2007.
10.1	Form of Amended and Restated Severance/Change of Control Letter Agreement between the Company and its executive officers.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

RIMAGE CORPORATION

By:	/s/ Robert M. Wolf
Robert M. Wolf Chief Financial Officer

Date:   March 13, 2007